POWER OF ATTORNEY

Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates JK&B Capital V, L.L.C. or such other person or entity as is designated in writing by David Kronfeld (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, filings, notices, communications and other documents (including, but not limited to, reports on Form D, Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") or any other applicable federal or state law, rule or regulation (collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

Each Reporting Person hereby further authorizes and designates Nancy O'Leary (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act, the Exchange Act or any other applicable federal or state law, rule or regulation.

October 6, 2010

JK&B Capital V, L.L.C.

By: /s/ David Kronfeld
David Kronfeld, its Managing Member

October 6, 2010

JK&B Management V, L.P.
By: JK&B Capital V, L.L.C.,
Its General Partner

By: /s/ David Kronfeld
David Kronfeld, its Managing Member

October 6, 2010

JK&B Capital V, L.P.
By: JK&B Management V, L.P.,
Its General Partner
By: JK&B Capital V, L.L.C.,
Its General Partner

By: /s/ David Kronfeld
David Kronfeld, its Managing Member

October 6, 2010

JK&B Capital V Special Opportunity Fund, L.P.,
By: JK&B Management V, L.P.,
Its General Partner
By: JK&B Capital V, L.L.C.,
Its General Partner

By: /s/ David Kronfeld
David Kronfeld, its Managing Member

October 6, 2010

David Kronfeld

By: /s/ David Kronfeld
David Kronfeld